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                                                                    EXHIBIT 99.1

NextPath Technologies, Inc.
Historic Hillsborough Courthouse
114 South Churton Street, Suite 101
Hillsborough, NC 27278

For Information Contact:
Investor Communications Co.
(800) 511-4215 or (800) 457-5579

                                 NEWS RELEASE
                               December 16, 1999

                 NEXTPATH ACQUIRES SAGEBRUSH TECHNOLOGY, INC.

Hillsborough, NC--NextPath Technologies, Inc. (OTCBB:NPTK) announced today that it has acquired Sagebrush Technology, Inc., an Albuquerque, New Mexico technology company ("Sagebrush/New Mexico").

NextPath's acquisition of Sagebrush/New Mexico closed on December 14, 1999. It was accomplished through a forward triangular merger by which Sagebrush/New Mexico merged into Sagebrush Technology, Inc., a Delaware corporation wholly owned by NextPath ("Sagebrush"). The surviving corporation is Sagebrush.

Donald G. Carson, the founder and former President and majority shareholder of Sagebrush/New Mexico, has executed a Consulting Agreement with Sagebrush and will advise Sagebrush's management on issues related to the design, engineering and marketing of precision positioning devices and other matters. The remaining former management and employees of Sagebrush/New Mexico are now those of Sagebrush. The principal place of business of Sagebrush will remain in Albuquerque.

The merger consideration paid by NextPath to the shareholders of Sagebrush/New Mexico was as follows:

(a) $2,625,000 ($1,750,000 paid at closing and $875,000 paid to an escrow agent under the terms of a one year escrow agreement); and

b) 600,000 shares of NextPath restricted common stock with piggy-back registration rights.

Sagebrush is engaged in the business of designing, developing, manufacturing and marketing positioning devices (gimbals and antenna positioners) based primarily on its patented and proprietary Roto-Lok(R) rotary drive technology. Gyroscopic gimbal systems are used in ships, airplanes, missiles and many other applications to indicate a stable reference plane, even when the vehicle is pitching, rolling or changing direction. Antenna positioners are the devices that point antennas, such as portable satellite antennas used by the military, networks and local television stations, at a target.
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Sagebrush's clients include Intel, IBM, Motorola, Inc., NASA Goddard Space
Flight Center, Lockheed/Martin, Lucent Technologies, McDonnell Douglas, Northrop Grumman, Delco Defense, U.S. Army, White Sands Missile Range. A partial client list can be seen at www.sagebrushtech.com.

James R. Ladd, president and chief executive officer of NextPath stated, "The acquisition of Sagebrush expands our technological capabilities in an ongoing effort to become a major player in the motion control and communication fields. The acquisition of Sagebrush, combined with our recent acquisitions of Laser Wireless, Inc. and Willow Systems Limited, completes our goal of creating 'The Precision Technology Group' as we continue to execute our business plan."

"We at Sagebrush are extremely pleased to become part of the NextPath family," stated Donald G. Carson, founder of Sagebrush/New Mexico and inventor of the Roto-Lok(R) rotary drive technology. "There are tremendous synergies between the companies that will comprise the Precision Technology Group. Working in concert, we form a very strong team, and we believe that Sagebrush will add significant future value to NextPath."

NextPath Technologies, Inc. is a development staged holding company that has acquisitions and strategic alliances pending which it believes will allow it to become a significant participant in a number of rapidly expanding technology market sectors. It is anticipated that the corporate strategies currently being pursued by NextPath will result in substantial increases in the profitability of the respective companies joining NextPath.

NextPath Technologies, Inc. is quoted on the OTC Bulletin Board as "NPTK."

Certain statements in this news release may constitute "forward looking" statements within the meaning of section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risks, uncertainties, and other factors, which may cause the actual results, performance, or achievement expressed or implied by such forward-looking statements to differ.